SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): December 26, 2010

5Barz International Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-53778	26-4343002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

601 Union Street, Suite 4500, Seattle, WA 98101

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (360) 961-5339

Bio Stuff
476 Rua da Misericordia, Suite 214, Lisbon, Portugal

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                 Completion of Acquisition or Disposition of Assets

On January 5, 2011, the Registrant, 5Barz International Inc., a Nevada corporation, (“5BARz”), acquired, pursuant to an Assignment Agreement from Dollardex Group Corp., a Panamanian Corporation (the “Assignment Agreement”), all right title and  interest in an “Amended and Restated Master Global Marketing and Distribution Agreement”, an “Asset Purchase Agreement”, a “Line of Credit Agreement” and a “Security Agreement”, collectively referred to as “The Agreements” and attached hereto as Exhibits 10.2 through 10.5.  The Agreements, as restated, had originally been entered into between CelLynx Group, Inc., a Nevada Corporation and Dollardex Group Corp., a Panamanian Corporation, on October 5, 2010.  The assignment of those agreements from Dollardex Group Corp. to 5Barz International Inc., completed on January 5, 2011 resulted in the restatement of each of those agreements between Cellynx Group Inc., and 5BARz International Inc. such that all reference to Dollardex was replaced by 5BARz (Exhibits 10.2 to 10.5).  The Agreements relate principally to the development of the sales and marketing of the 5BARz™ line of products and related accessories by 5Barz International Inc.  All references to the “Company,” “5BARz,”  “BARz,” “we” or “us” refer to the operations of the Registrant.

DESCRIPTION OF ASSETS INVOLVED

Collectively, the agreements referred to above and attached hereto in Exhibits 10.1 through 10.5 provide to 5BARz International Inc., the business opportunity to commercialize a state of the art technology developed by CelLynx related to the manufacture and sale of ‘cellular network extenders” as well as a 1/2 interest in the patent applications, and legal equivalents thereto owned by Cellynx.  It is these agreements that represent the asset acquired by 5BARz International Inc. The business, operations, management and other material information concerning 5BARZ is set forth below in this Item 2.01.

DESCRIPTION OF PARTIES FROM WHOM THE ASSETS WERE ACQUIRED

The Assets have been acquired by 5BARz International Inc. from Dollardex Group Corp.  Both Companies, 5BARz and Dollardex, are controlled by the President and CEO of  both Companies, Mr. Daniel Bland.

NATURE AND AMOUNT OF CONSIDERATION PAID FOR THE ASSETS

The consideration paid for the assignment of the assets is comprised of a note payable in the amount of $370,000 USD payable to Dollardex Group Corp., along with interest charged at a rate of 5% per annum and payable at any time at the sole discretion of 5BARz.  In addition , 5Barz will issue 15,600,000 shares of the common stock of 5BARz International Inc.  to Dollardex Group Corp., representing 17.8% of the issued and outstanding common stock of the Registrant.

In addition to the amount payable for the assignment of the agreements, the line of credit agreement provides for the provision of a revolving line of credit to be made available  to CelLynx in the amount of $2.5 million dollars payable as follows;

Lender agrees to make funds available under this Credit Line on the following schedule:

(i)             $200,000 on or before January 30, 2011;

(ii)            $300,000 on or before January 30, 2011;

(iii)           $1,000,000 on or before February 28, 2011; and

(iv)           $1,000,000 on or before March 31, 2011.

In addition the asset acquisition agreement provides for payments aggregating $1.5 million USD paid for a 1/2 interest in the patent applications or legal equivalent thereto of Cellynx, payable in cash or immediately available funds as follows: (a) $200,000 which shall be credited from the advance by the Buyer to the Seller pursuant to the LOC Agreement, and which shall be paid on or before January 31, 2011; (b) $300,000 to be paid on or before January 31, 2011; (b) and $1,000,000 to be paid on or before February 28, 2011.

DESCRIPTION OF BUSINESS

5BARz was incorporated in the State of Nevada on November 14, 2008.  On or about November 15, 2010, the majority shareholder of the Company, holding 80% of the common stock of the Company voted to approve the change of name of the Corporation from Bio-Stuff  to 5BARz INTERNATIONAL INC.  In addition, on that date the shareholder approved a forward split of the Company’s stock on an 18 for 1 basis and increased the authorized number of shares in the Company from 100,000,000 to 250,000,000.

BACKGROUND

The registrant, when incorporated on November 14, 2008, was called Bio-Stuff and was initially founded by a group focused upon the design and development of environmentally friendly waste disposal products for resorts and beaches using bio-degradable plastics.  The business was not fully commercialized and upon acquisition of the assets referred to herein, the business of the Company was changed to that of developing the 5BARz opportunity.

BUSINESS OF THE ISSUER

5Barz International Inc., having acquired the global sales and marketing rights and an interest in the 5BARZ technology, is in the business of the commercialization of that technology and is launching a line of products which are “cellular network extenders” into the global marketplace, commencing in the US, Latin America and Canada.

The 5Barz technology is comprised of seven patent applications and incorporates proprietary technology and know- how, combining high-performance hardware with extensive software development, integrating complex algorithms and intuitive interfaces which provide all the interworking elements of a highly advanced, “cellular network extender”, which represents the first one step solution in the industry.

The 5Barz solution is a true consumer product which is plug and play.  There is no need for set up, calibration or other complicated installation steps. More importantly, the operation of the technology is transparent to the carrier network.  That is to say, due to the intuitive software configuration, the unit will not disrupt the carriers signal, it will simply extend the signal via amplification when that the signal may be weak due to interference or oscillation or weak spots within cellular networks. The technology works with all cell phone carriers, with the exception of Nextel, and includes 3G and 4G capability.  Once you turn on the unit it will enhance and amplify cell signal within a 2,500 square foot area.  The technology works with multiple devices, cell phones, IPADs, MIFI units etc.

In addition the patent pending technology and know-how may be integrated into other products. As the technology is more fully adopted into the marketplace, the possibility of integrating the technology directly into automobiles, laptop computers etc. represents a feasible development path for the technology.

The market opportunity for the 5Barz technology represents some 4.8 billion cell phone subscribers worldwide and is a relevant technology for a very significant portion of that marketplace due to the following factors;

•
Dead zones, weak signals, and dropped calls are reported to be one of  the biggest problems in the industry. Now, by adding internet and video transmission over the cell phone frequencies, the quality issue is increasing exponentially.

•	76% of cellular subscribers use their mobile phone as the primary phone

•	More consumers are using mobile phones for web browsing, up and down- loading photos, videos and music

•	More mobile phones are operating at higher frequencies which have less ability to penetrate buildings.

•	Weak signals make internet applications inaccessible and slow and increase the drain on cell phone batteries.

•
Forty percent of all mobile phone users report inadequate service in their homes or office and we estimate that 60% of the 4.8 billion mobile phone users worldwide consider continuous connectivity to be very important.

BUSINESS DEVELOPMENT HISTORY

The development of 5Barz technology commenced within the Company Cellynx Group, Inc. which holds the base patents and technology.  The ongoing development of the technology will continue to take place in Cellynx, supported by 5Barz International Inc., while the implementation of the technology into the marketplace will be executed by 5BARZ International Inc.  The business development milestones within the combined group are as follows;

•	2007 – CelLynx developed a working prototype of an affordable consumer friendly single piece plug ‘n play booster with a minimum of 45dB of gain in both up and down paths.
•	July 2009: First Production Run and FCC Certification of 5BARz Road Warrior
•	August 2009: Field Testing and Final Modification of 5BARz Road Warrior
•	September 2009: Initial Revenue Generated from Product Sales in the US.
•
In November 2009, Cellynx signed an agreement with Ingram Micro Inc. to distribute the Company’s products in the US. Ingram Micro is the world’s largest technology distributor and a leading technology sales, marketing and logistics company for the IT industry worldwide.

•
 November 2009 CelLynx completed an operating prototype of the 5BARz SOHO Unit which delivers 45 decibel (dB) of gain in a Single Band PCS environment providing up to 1,500 square feet of indoor coverage.

•	January 2010: 5BARz Road Warrior Selected as CES Innovations 2010 Design and Engineering Award.
•
April 29, 2010 Cellynx entered into the first Master Global marketing and Distribution agreement with Dollardex Group Corp. a Panamanian Corporation.  That agreement was amended and restated on June 14, 2010.

•	June 2010, specifications for manufacture of SOHO at Home unit were initiated.
•
On October 5, 2010 that Master Global Marketing and Distribution Agreement was again amended and a line of credit agreement was entered into between the parties, as well as a security agreement over all the assets of Borrower in relation to that line of credit agreement. Further the parties entered an assets purchase agreement to acquire one half of the CelLynx Patents, patent applications and legal equivalents thereto.

•
On January 5, 2011 the assignment of the agreements from Dollardex to 5BARz was acquired by the registrant, and the resultant business developed is fully addressed herein.  Each of those agreements were redrafted to become contracts between Cellynx Group, Inc. and 5BARz International Inc.

TECHNOLOGY

The 5Barz technology is a “cellular network extender” which represents the first one step solution in the industry.  The 5Barz solution is a true consumer product which is plug and play.  There is no need for set up, calibration or other complicated installation steps, simply plug it into a power source and turn on the switch.  More importantly, the technology works with all cell phone carriers and includes 3G and 4G capability.  Once you turn on the unit it will enhance and amplify cell signal within a 2,500 square foot area.  The technology also works with multiple devices, cell phones, IPADs, MIFI units etc.  The operation of the technology is transparent to the carrier network.  That is to say, the unit will not disrupt the carriers signal, it will simply extend the signal in areas that the signal may be weak due to interference from structure or simply weak spots within a cellular networks configuration.

The 5BARz @ Home is a single unit which houses both antennas.  The device utilizes technology that is applied in the high performance base stations designed for the new and future wireless systems known as 3G and 4G wireless networks. In comparison, competitors products use both internal and external antennas requiring expensive installation and a distinct separation between the two.

The Company’s technology represents a breakthrough in that they have produced a unit with 65db of gain on each of two paths. The patent pending design, high-performance hardware and extensive software development has moved 5BARz into the mainstream of wireless system operations.  Never before has an amplifier contained the attributes needed to be so reliably deployed.  In fact, the evolution of wireless networks will take an exciting turn now that cell phone customers are armed with a tool to maximize the use of their cell phone in all realms — voice, data and media.

For signal boosters to maintain network transparency, at a minimum, two key elements are essential; 1) maintain stability, and 2) maintain signal fidelity.

Stability

In the industry, there have been concerns with the stability of signal boosters both from a design and installation standpoint. It is important to eliminate sources of instability in the design, and have detection capability and algorithms in place to squelch any oscillations that could occur from poor installation. CelLynx designs meet both these requirements. CelLynx is conservative in design, and in continuous monitoring.

By Design

The main concerns for design related stability issues are inherent gain stage stability and controlling bi-directional loop gain.

Stage-by-Stage Design

In addition to basic in-band matching, the paper design of each gain stage contains a stability analysis over a wide operating frequency range ensuring the device is stable up to the point where its gain is negligible. This is done for each stage in the amplifier.

During prototype testing, these stability results are confirmed. In addition to room temperature, testing includes temperature extremes.

This combination of analysis and prototype testing provides great confidence that the inherent amplifier stages are stable.

Loop Gain
The loop gain of the amplifier is a concern since the amplifier design is bi-directional, sharing ports on the inputs and outputs. The operation frequencies are separated using duplexers within the signal booster. These duplexers have very high rejection within the operational band of the duplex frequencies. For example, for the Up-link amplifier chain, the duplexer provides very high rejection in the full Down-link band. Due to the characteristics of these duplexers, the operational bands and frequencies above and below these bands are well controlled. The frequency that is most problematic is the 'cross-over' frequency, that is approximately half way between the two operational bands. As shown in the graphic below, this is the area where the combined duplexer filters have the least rejection.

The cross-over performance of a duplexer is characterized in the design phase, and multiple duplexers and band pass (or high and low pass) filters are used to provide the required rejection. During prototyping, the loop gain can be directly measured by removing one component (a blocking capacitor for example) and inserting two RF cables to measure the loop gain directly. This is not practical in production, as it would require additional connectors (cost), and disrupt the standard manufacturing flow. Due to the technological nature of the duplexers, there is manufacturing variation in the performance of the cross-over region, and the design must contain significant margin to ensure high yields in the factory. This is determined from working with the filter suppliers to evaluate electrical variations of multiple manufacturing lots, and distributions within lots. Then, statistical analysis can be performed to determine the optimal number of filters within a design.

Manufacturing provides a controlled environment where external isolation issues (such as improper installation) can be eliminated. This presents an ideal condition to confirm the performance of the cross-over loop gain. A simple test is performed to determine whether the amplifier is capable of full open loop gain in both directions while remaining stable. If any instability is found, gain is reduced, and the firmware is then able to limit the operational gain of this unit to eliminate any chance of a positive loop gain during field operation. If the gain reduction is severe, this unit would be considered a failure, and need to be re-worked or scrapped. This maximum gain parameter will be monitored in production to pro-actively monitor suppliers’ filter performance.

By Installation
In the installation of a booster amplifier, it is important to maximize the isolation between antennas. Isolation can be reduced due to positioning of antennas or due to close proximity objects causing reflections and antenna pattern changes. A poorly designed booster may oscillate under such degradations in external isolation. CelLynx products limit the usable gain to ensure the devices remain stable.

Since the maximum gain of the product occurs in the desired bands of operation, any antenna isolation issue will cause stability problems within these same bands of operation. In this case, the internal detectors will be able to detect oscillations, just as they are able to measure desired signals.

By Continuous Control and Monitoring

Initialization
When the signal booster begins operation after a power cycle, the gain of the unit is ramped until a large signal is found, or maximum gain is reached. If a large signal is found, it is assumed to be an oscillation. This is a very conservative approach, since if it is a real signal, the full gain potential of the unit will not be reached. From this gain level found (either max gain, or gain where a power threshold is reached), the operational gain is reduced by a specified value to ensure stability. This ramp process is performed for each of the operational bands in the unit.

Dynamic Changes
During normal operation, the output power of each band is continually monitored. A high value detector reading is possible due to real traffic signals, or from a change in antenna isolation causing a stability problem. There are two main methods to squelch an oscillation, absolute power limiting and oscillation detection limiting.

Absolute Power Limiting
If the output power measured is above a predetermined threshold, the gain is continually reduced until this power level falls below the threshold. Once the threshold is crossed, an additional gain reduction is introduced for margin. If the output power was due to an oscillation, this additional gain reduction will squelch the undesired signal.
This method lowers the gain sufficiently to ensure that no oscillation is possible. The drawback is there is no distinction between a desired traffic signal and an oscillation. To that end, the gain and output power for a real traffic signal is reduced more than necessary, and full boost is not available. It would be more desirable to keep the output power close to the linearity capability of the amplifier chain. With this method, the power level of a real signal is reduced and the range of booster performance is limited.

Oscillation Detection
In a similar manner to the above algorithm, if the threshold power is exceeded, the gain of the amplifier is reduced until the threshold is crossed. The difference here is that near threshold, the statistics of the signal are monitored to determine if the signal is a real traffic signal or whether from a potential oscillation.

A real traffic signal will follow the change in gain, thus a 1 dB change in gain should roughly equal a 1 dB change in power.

If the signal power is due to oscillation, a 1 dB change in gain will result in a large change in power. If a unit is deep into oscillation (gain exceeds isolation by more than a couple dB), the output power is near saturation, and a small gain change does not change power significantly. But if the unit is barely in oscillation, the output power is in the linear region (close to the threshold value) and a small change in gain will likely result in no power detected to a power above threshold. For a lightly oscillating unit, at minimum, the change in output power is significantly larger than a 1:1 scale as for a real traffic signal.  Once the signal type (real traffic or undesired oscillation) is determined, the unit can apply the appropriate action; automatic power control around the threshold for a real traffic signal, and a gain step reduction to squelch an oscillation. This algorithm improves the boost level for high power level traffic signals as no additional gain reduction is required.

In addition to these algorithms, the unit will shut down in the event that the gain can not be reduced sufficiently to squelch an oscillation. In the CelLynz 5BARz Road Warrior, both methods of oscillation prevention are utilized.
Power for real signals is limited to ensure oscillations can be detected properly, and if/when an oscillation is detected, further gain reduction is induced for margin.

Signal Fidelity
The signal fidelity concept is much more straight forward than stability. Amplifiers, just like phones and base stations, must meet emissions requirements set forth by FCC. In order to maintain output power control, each up and down link channel incorporates a peak power detector to measure power after the last active device. This power level is maintained in the linear region (lower than P-1 dB over temperature). Although the unit is certified by FCC to operate at higher power levels, CelLynx maintains these lower levels for operating margin, as well as ensuring ability to detect oscillations as described above.
As an example, CelLynx tested our current Road Warrior amplifier against a competitor's product. The test signal used is a Down-link waveform, 3GPP Test Model 1, with PAR=11 dB. The test was performed on an up-link Cellular channel. This PAR is extreme for Up-link, but not unexpected when two or more phones are amplified by the booster.

The CelLynx booster maintains this power level as input power is increased, and the peak power level is just below 1 dB compression. The competitor's output power continues to increase output power by another 2 dB with 5 dB higher input power. The peaks of the waveform are clipped by at least 5 dB.

The CelLynx booster signal fidelity is excellent, and the output spectrum is well within the FCC requirements.

Technology Summary
CelLynx designed 5BARz technology to guarantee stability, then added proper firmware to eliminate set-up and environmental problems. CelLynx products substantiate that a cell signal booster can be installed in real-world field applications and remain stable with linear operation. CelLynx products are network compatible by design.

Patent summary

5BARz technology is based on achieving unique isolation between antennas, without oscillation greatly improving signal gain for individual, home and office coverage.

LIST OF PATENTS

(Patent Applications, Patents, and Legal Equivalents Thereto)

Matter No.	Title	Matter Type	Status	Serial Number
101710.0001US	Cell Phone Signal Booster	Patent-US	Pending	11/625331
101710.0001US2	Dual Cancellation Loop Wireless Repeater	Patent-US	Pending	12/106468
101710.0002US1	Wireless Repeater Management Systems	Patent-US	Pending	12/328076
101710.0001US1	Dual Loop Active and Passive Repeater Antenna Isolation Improve	Patent-US	Pending	12/425615
101710.0009PCT	Multi-Band Wireless Repeater	Patent-PCT	Pending	PCT/US09/57842
101710.0009US1	Multi-Band Wireless Repeater	Patent-US	Pending	12/235313
101710.0010US	Antenna Docking Station	Patent-US	Pending	12/625347

Locations

The Company has established an initial presence in the Cellynx offices due to the very close relationship between the parties as Cellynx brings the SOHO unit to commercialization and 5BARZ International Inc. integrates and builds its global marketing effort based from the foundation set by Cellynx in the past years.

5BARz International Inc.
601 Union Street,
Suite 4500,
Seattle Washington
98101

In addition the Company will establish a presence in Miami Florida comprised of a team of sales and marketing professionals to develop the US and Latin America markets, and also handle from that location Corporate Administrative functions within the US.

5BARz International Inc.
1395Brickell Ave., Suite 800,
Miami, Florida
33131

Business within the Latin American marketplace will be handled out of Panama at the following location;

International Sales Office:
5 Barz Distribution Inc
Torre Global Bank
Suite 2403
Calle 50
Panama City, Panama

Pursuant to the terms of the Cellynx Global Marketing and Distribution Agreement the Company is required to maintain facilities in the territory required to train it’s distributors as well as warehouse facilities to maintain sufficient inventory levels to satisfy market demand as the Company grows.  Accordingly, the Company can be expected to develop a network of warehouse arrangements throughout the world as the Company grows as well as office facilities and contract arrangements to ensure that customer service requirements are met and that the development and administrative support of sales and post sales functions are adequately maintained.  These developments will be dictated by market growth.

The Industry

History

Traditional Solutions

The cell phone booster industry started about a decade ago as a cottage industry for select users.  That industry was estimated to be approximately a $150 million/year industry.  The solution was a three step solution comprised of a power booster, external antenna which required installation outside of ones residence or office, 15 to 100 feet of cable and an inside antennae sending the signal.  The cost of the unit installed ranged from $4000 to $2,500, and operated on either single or multiple carriers.

Carrier Solution

The Solution that was selected more recently by AT&T (microcell), Sprint (Airave) T-Mobile no longer selling one, and Verizon (network extender), is a solution referred to as FEMTO Cell technology.  This again is a three step solution which utilizes a high speed internet link to bring your cell signal into your home or office which in itself is an  issue.  The solution is a carrier only solution, it degrades your internet signal for other uses, is limited by the requirement for phone lines or other lines, costs $150 to $300 to

CelLynx 5BARz Technology

The 5Barz technology is a one step, easy to use solution which is a truly a consumer product.  There are no external antennas or installation required, it operates on all carriers and for a multitude of cellular devices including 3G and 4G devices.  Most importantly this highly engineered device is transparent to carrier networks, which is becoming an increasingly critical factor.

5BARz Home unit – covers 2,500 sq.ft.	5BARz Road Warrior Unit – Cell phone tethered to unit

To compare the 5BARz product to the Femtocell solution, the significant differences, based upon internal tests performed by 5Barz and information about Femtocell in the public domain are as follows;

1.
Area of Coverage; The 5Barz solution covers an area of approximately 2,500 sq. feet whereas the Femtocell addresses an more limited area of 15 feet in each direction of the transmitting unit (706 sq ft.).

2.
Hand Off;  If you are on your cell phone using the femtocell signal and step outside of its area of use, you lose your call as the technology cannot convert a voice over IP call to a cell call without interruption.  Similarly if you are on a cell phone call and step into the Femtocel area your cell phone switches to that voice over IP signal and you lose your cell call.   The 5BARz technology will hand off to another source in the event that you move out of the area of use or into the area of amplification as you are simply dealing with a amplified signal, not a different configuration of call.

3.
Access to additional services;  Further, on the Femtocel technology, all services are lost such as call alert, three way calling, data use when on a call etc, as the system is simply handling a voice over IP call.  The 5BARZ solution allows full functionality when using the amplified cell system.

4.
Degradation of Internet service;  The Femtocell technology degrades your internet system as the bandwidth is being used up by cell phone calls, or the internet usage interferes with your call. The 5BArz technology works independent of the internet and so will not degrade your internet service or have a call affected by existing internet usage in your home or office.  Any person that uses voice over IP technology such as Vonage or Skype is only too familiar with the occurrence of internet data package fluctuations and the negative effect of that on your call.

5.
No Wires; The 5Barz technology requires no internet connection, no wires. The cell phone represents a progression in technology whereby we have the freedom to move around and maintain our telephone usage.  The Femtocel technology takes this freedon away and offers little value over the outdated wired line in your home or office.  In most cases your landline has a base station and a remote unit that allows you to walk around your home to some degree.

6.
No ongoing fees;  The Femtocell requires monthly charges for connectivity.  These charges in some cases are levied by the Cell phone service carrier and in all cases your internet connection is a required cost.  The 5BARZ solution works like the amplifier on your home stereo, pay once and use it for years.

7.
No complicated setup; The Femtocell has some rather complicated set up involved in integrating the system into your internet set up, router and password access limitations.  Current legislation requires a GPS antenna to be mounted near a window and wired to the Femtocell base station to broadcast the location of this “base station” in your home.  In addition, your cell phone has to be linked to the Femtocell unit.  If it is not it will not work.  This causes significant issues with set up, transient users and neighbours.  In comparison, 5Barz is simply plug in, turn on and it works.

8.
Service limitation; The Femtocell technology works only for a specific carriers phones.  That is to say if you have a Verizon Femtocell unit, ATT phones in the home do not work on the unit.  The 5Barz technology simply amplifies cell signal and so will provide that extended service to any cell phone, on any service, within the range of the network extender.

 International Market

As previously provided, the number of cell phone subscribers has reached 4.8 billion disbursed around the world as follows;

The Company’s initial focus is North America and Latin America, developing from there to Europe and then the Asia Pacific regions.

The Company’s sales and marketing program will be commencing in the USA, Canada and Latin America.  The following schedule provides a detailed breakdown of that marketplace, aggregating 840 million subscribers.

Competition

	CelLynx 5BARz	Femtocell	Traditional Repeaters
Options for Consumer	• Plug and play solutions that significantly improve wireless service	• Carrier-specific box that connects to the internet through the broadband service at the home and acts like a short-range network tower site	• Bi-directional amplifier and external antennasInstallation of antennas required with minimum spacing of 35 feet or more between the antennas
Easy to Understand	• Simply place the unit where there is some or marginal wireless service, turn on the unit and the voice and data wireless service is improved for everyone	• Connect the unit to your broadband service where your router is located and the voice only wireless service should be improved throughout the home
• Need to determine what the two pieces of equipment, cables, and multiple power cords are for
• Complex manual … Determine the ideal location for both antennas, outdoor network antenna and indoor coverage antenna, then determine ideal location for the bi-directional amplifier for proper cable routing to the antennas
•

Cost	• One-time equipment charge only$349 5BARz @Home$299 5BARz Road Warrior	• Equipment charge $250 for each carrier, 2 carrier house or SOHO equals $500 equipment chargeEquipment won’t work if you change carriersPossible monthly feeRequires use of broadband service	• Equipment charge starting at $350 for dual bandProfessional installation starting at $200Higher performance antennas starting at $100
Setup	• Plug ‘n play No adjustments One part works for all carriers	• Carrier-specific set up May require ISP support Currently Voice Only	• Go on roof to measure signal level; outdoor network antenna placement based on testing for 2 bars or more signal strength Antennas need to be spaced 35 feet or more apart
Reliability	• Designed by engineers and brought to production by managers trained in the Six Sigma quality process Self contained, fewest cables/connectors • Oscillation suppression circuitry	Broadband vulnerable: Degraded broadband throughput Power outage Depends on carrier down/power down on carrier command Intermittent handoffs with macro network	• External antennas less reliableConnectorsOutdoor mountingOscillation prone
Installation	• None; Plug ‘n play	• Needs to be collocated with broadband service GPS antenna may need to be installed near a window with a cable going to the femtocell	• Professional installation recommended

Market Penetration Strategy

Market Implementation Strategy

5Barz International Inc. will commence the Global Sales and Distribution program for the Cellynx product line through a phased implementation strategy that will commence in the US and expand initially through Latin America and Canada. The Company will then simultaneously penetrate the European and Asian marketplaces to establish a global footprint and from there expand to global sales and market distribution.  We believe that the market for our product is a derivative of the cellular subscriber market, however note that in many emerging countries that a large percentage of cellular users do not actually subscribe for services.

Advance Market Penetration Strategy

The first phase for each industry segment will be comprised of the dispatch of an advance team comprised of the following functional responsibilities;

Legal – One individual or firm will ensure that all regulatory compliance issues are met, that  import issues are fully addressed with respect to packaging, language, disclaimers, import tax matters, FTZ utilization where necessary, assembly requirements where applicable and registering the Company or subsidiary to do business in each jurisdiction.

Public Relations – The advance team will engage a front end public relations group that will lay out a game plan to ensure that product knowledge and consumer support is secured in the jurisdiction and that specific target markets have been groomed for product launch.  This will be comprised of a multi-faceted plan that will vary from jurisdiction to jurisdiction and that will be analyzed, costed and presented to and approved by corporate executive in advance.  Execution will take place before and during product launch.

Logistics – Prior to product launch, warehouse facilities, in country delivery logistics and partners will be secured, customer support infrastructures will be established.

Sales and Marketing – A sales and marketing executive team will complete a detailed product launch strategy which will analyze each market niche and establish a detailed penetration strategy.  This will involve the hire of customer service personnel, perhaps marketing consultants or agents and facilities as required.  It will also involve the establishment of promotional materials, point of sale materials as well as sales tools for use by customer service representatives.

Financial – A financial professional individual or group will also be added to the team to maintain overall budget control of the developing operation, to establish banking facilities as required, and to implement systems and controls to ensure the proper safeguarding of assets and that collections of accounts are properly managed and that expenses and financial obligations are managed in a timely and efficient manner.  They will also hire staff as required for the ongoing maintenance of those systems of financial controls.

 Marketing Operations

Our analysis and review of our market to date indicates that there is not one strategy that works globally.

We provide below a roll out plan, recognizing that variable frequency rates exist between North America, Europe and Asia and hence a manufacturing adjustment is required, and also differences between country needs, maturity of their cellular industry and perceived reception of the products to set out the global areas, timing and strategy for market penetration.

US Operations

As Cellynx had commenced operations in the US an initial market launch in the US would be the easiest point of entry.  Much of the Advance Market Penetration is done, regulatory compliance has been achieved.  Management believes that the Cellular providers (ATT, Verizon etc) to be our primary market niche along with the national retail chains. However we also believe that in early stages a direct to consumer strategy combined with a gorilla marketing strategy with local retailers, needs to be implemented to generate sales and market awareness. This second strategy will avoid the delays inherent in the bureaucracy in implementation through those larger cellular providers.

To that end we would immediately employ 3-5 executive sales and marketing representatives to start the process with Cellular service providers in the US, and applicable National retail chains.  In conjunction with this, the Company will commence the establishment of 5 customer service reps in each of Florida, California and the Northeast in order to commence the direct to consumer sales and marketing initiatives.

The US Operations will be commenced immediately and expanded upon with growth being market driven.  We expect modest immediate results from our from direct to market sales initiatives with the Road Warrior Unit with substantive growth increments generated from our Executive Sales and Marketing Rep. dealing with Cellular Service Providers and National Retailers.  It should be noted that we current have 16,000 units in production with REMEC, ready to be moved into the market at a selling price of $200 per unit.

Latin America Operations

The Latin America marketplace is surprisingly larger than the US. However we expect a lower early adoption ratio due to weaker economic factors.

Those experienced in developing markets in Latin America are proponents of segregating that market almost on a country by country basis.  To this end we propose having three advance market penetration teams complete in the current fiscal year.  Our initial targets will be Brazil, Mexico and Argentina.

Canadian Operations

The Canadian Wireless Telecommunications Association reports the following on that industry;

The Canadian Market:

•	Wireless phones are the among the fastest growing consumer products in history.

•	At the end of December 2009, Canadian wireless phone subscribers numbered 22.8 million.

•
Despite the atypical distribution of Canada's relatively small population across our vast land mass - and perhaps because of it - Canada has been and remains a world leader in communications networks and technology. And for an industry that is just two decades old, Canada's wireless phone industry, in particular, has made remarkable progress.

Together, Canada's wireless carriers now offer coverage to more than 99 per cent of Canadians.

•	75% of Canadian households have access to a wireless phone.

•	Canadians send 122 million text messages per day.

•	Each year, Canadians place more than 6 million calls to 9-1-1 or emergency numbers from their mobile phones.

•	Wireless revenues in Canada totaled $15.9 billion in 2008.

•	Half of all phone connections in Canada are now wireless.

We expect rapid consumer acceptance of our Road Warrior Product in Canada.

Our penetration of that market will commence with the implementation of an advance market penetration team this year and the simultaneous engagement of a single Executive sales and marketing Rep, to handle national accounts. In addition, one customer sales rep in each of Toronto, Montreal and Vancouver, to commence the direct to consumer initiatives and local retailer market penetration will be engaged, once the advance market penetration team has cleared the product for importation.

Asia and European Operations

With the Completion and launch of the SOHO unit expected at the end of the first quarter of 2011, the Company will significantly expand upon its global footprint by establishing six new advance sales and marketing teams in the European and Asian marketplaces.  We expect that these initiatives will require substantive retooling of product, packaging and market strategy due to variable frequency of operation for the units, numerous languages, legal and socio economic variables.  As a result, we do not expect to see a substantive increase in sales in this marketplace until early 2012.

Strategic Partners

Remec Broadband Wireless International, Inc. : The Company, through Cellynx has engaged Remec to manufacture product out of their facilities in the Philippines.

REMEC Broadband Wireless has an established RF / microwave / millimeterwave manufacturing center of excellence in Laguna, Philippines enabling the outsource manufacturing of customer's complex components, sub-systems, and systems alongside RBW's own world-class products. Combined with RBW's research and development assets, they are able to provide cost-effective products with the highest levels of quality. Concurrent engineering, manufacturing, and quality teams work together from development or customer transfer through volume production.

Ingram Micro Inc., was engaged by the Company in October 2009. Ingram Micro is a Fortune 100 company, is the world’s largest technology distributor and a leading technology sales, marketing and logistics company for the IT industry worldwide. As a vital link in the technology value chain, Ingram Micro creates sales and profitability opportunities for vendors and resellers through unique marketing programs, outsourced logistics services, technical support, financial services and product aggregation and distribution.

Ingram Micro supports global operations through an extensive sales and distribution network throughout North America, Europe, Middle East and Africa (EMEA), Latin America and Asia-Pacific:

•	Local sales offices and/or representatives in 36 countries

•	103 distribution centers worldwide

•	Representing more than 1,300 vendors

•	Serving more than 180,000 resellers in approximately 150 countries

•	Providing support through approximately 14,500 world-wide associates

•	The only global broad-based IT distributor in Asia

Licensing & Regulatory Environments

            Regulatory Approvals

Pursuant to the 5Barz International Inc. / Cellynx Master Global Marketing and Distribution agreement the Company has assumed the responsibility to maintain all regulatory approvals, licenses, ISO certifications and CE Markings issued and required in order to develop and market the Companies products globally.

Cellynx to date have maintained this function and secured regulatory approvals for their products in the US.   The Company will be engaging a global certification facility such to ensure that all regulatory approvals including all FCC rule part as well as its IC equivalent are maintained to be fully compliant.

In addition with respect to licenses, Wireless communications operate over particular frequencies in the electromagnetic spectrum. Such communications include cellular telephone, paging, microwave, aeronautical, maritime and other commercial and private radio services. The Federal Communications Commission (FCC) allocates specific frequencies to individual services, and then licenses persons or entities to provide those services in the designated frequencies. If you wish to operate equipment or provide wireless services of a type for which the FCC has set aside spectrum, you will most likely need a license from the FCC. Not unlike the rabbit ears on your television of past, equipment that permits or enhances the ability to secure signal over all frequencies does not in its own right require FCC approval.

Again the Company will be working with consultants to ensure that required ISO (International Standards Organization) requirements are met.

 CE Marking on a product is a manufacturer's declaration that the product complies with the essential requirements of the relevant European health, safety and environmental protection legislation, in practice by many of the so-called Product Directives.  These will be obtained by the Company.

Licensing agreement

The Global Marketing and Distribution Agreement between 5Barz International Inc. and Cellynx Group Inc., provides for the exclusive sales marketing and distribution of the 5Barz products, on a global scale by 5Barz International Inc. in exchange for a a royalty fee equal to 50% of the Net Income of the Company from sales of 5Barz products.  The agreement continues in perpetuity throughout the life cycle of the products.

Employees

The Company currently has 1 full-time employee and 5 independent contractors.

Risk Factors

We have no history of having meaningful revenues or profitable operations and may incur future losses, which will likely impair our future stock price.

Since 5BARz was formed in 2008, we have generated limited revenues, incurred losses and we may never realize meaningful revenues or achieve profitability.  We expect our operating expenses to increase substantially as we implement our business plan.  Given these planned expenditures, we will likely incur additional losses in the near future.

Our business is difficult to evaluate because we have a limited operating history and an uncertain future.

We have a limited operating history upon which you can evaluate our present business and future prospects. We face risks and uncertainties relating to our ability to implement our business plan successfully. Our operations are subject to all of the risks inherent in the establishment of a new business enterprise generally. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business, the commencement of operations and the competitive environment in which we operate. If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations, financial condition and prospects will be materially harmed.

The Company may not be able to raise the capital required to finance the operations of the business contemplated.

The Company may not be able to successfully develop the market for its products and revenues may not be obtained.

The Company has few key officers, employees and consultants and the development of the Company is dependent upon the continued efforts of these few groups.

The business of the Company is in a very competitive environment dominated by large multi-national corporations, and it may be that the Company cannot compete effectively due to constrained funds, lack of willingness of large corporations to partner with the Company, consumer preferences etc.

The industry could become very price competitive due to the number of participants, and that could reduce or eliminate the Company’s profitability, market share or even its ability to continue as a going concern.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This Item 2 may contain “forward-looking statements.” In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. Changes in the circumstances upon which we base our predictions and/or forward-looking statements could materially affect our actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (1) our limited operating history; (2) our ability to pay down existing debt; (3) our ability to retain the professional advisors necessary to guide us through our corporate restructuring; (4) the risks inherent in the investigation, involvement and acquisition of a new business opportunity; (5) unforeseen costs and expenses; (6) potential litigation with our shareholders, creditors and/or former or current investors; (7) the Company's ability to comply with federal, state and local government regulations; and (8) other factors over which we have little or no control.

We do not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results or achievements to be materially different from any future results or achievements expressed or implied by such forward-looking statements. Such factors include the factors described in our interim and audited consolidated financial statements and the Management’s discussion and analysis of financial condition and results of operations.

In connection with, and because we desire to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by, or on our behalf.

Overview of Our Business

5BARz International Inc. is launching one of the most significant new technologies in the global wireless marketplace today.  The 5Barz patent pending products provide the first, plug and play, consumer electronic product that will capture cell signal, amplify it and resend that signal all within a device the size of your clock radio, giving you clear voice and data cell service throughout your home, your office or when you are mobile.

The Company is at the forefront of solving a global problem for a majority of wireless users around the world.

The 5Barz technology is a “cellular network extender” which represents the first one step solution in the industry.  The 5Barz solution is a true consumer product which is plug and play.  There is no need for set up, calibration or other complicated installation steps, simply plug it into a power source and turn on the switch.  More importantly, the technology works with all cell phone carriers and includes 3G and 4G capability.  Once you turn on the unit it will enhance and amplify cell signal within a 2,500 square foot area.  The technology also works with multiple devices, cell phones, IPADs, MIFI units etc.  The operation of the technology is transparent to the carrier network.  That is to say, the unit will not disrupt the carriers signal, it will simply extend the signal in areas that the signal may be weak due to interference from structure or simply weak spots within a cellular networks configuration.

The 5BARz @ Home is a single unit which houses both antennas.  The device utilizes technology that is applied in the high performance base stations designed for the new and future wireless systems known as 3G and 4G wireless networks. In comparison, competitors products use both internal and external antennas requiring expensive installation and a distinct separation between the two.

 The Company’s technology represents a breakthrough in that they have produced a unit with 65db of gain on each of two paths. The patent pending design, high-performance hardware and extensive software development has moved 5BARz into the mainstream of wireless system operations.  Never before has an amplifier contained the attributes needed to be so reliably deployed.  In fact, the evolution of wireless networks will take an exciting turn now that cell phone customers are armed with a tool to maximize the use of their cell phone in all realms — voice, data and media.

The market opportunity for the 5Barz technology is expected to be a significant proportion of some 4.8 billion cell phone subscribers worldwide and is  growing as a result of the following factors;

•	Dead zones, weak signals, and dropped calls are the biggest problems in the industry. Now, by adding internet and video, the quality issue is increasing exponentially.

•	76% of cellular subscribers use their mobile phone as the primary phone

•	More consumers are using mobile phones for web browsing, up and down- loading photos, videos and music

•	More mobile phones are operating at higher frequencies which have less ability to penetrate buildings

•	Weak signals make internet applications inaccessible and slow and increase the drain on cell phone batteries.

•
Forty percent of all mobile phone users report inadequate service in their homes or office and we estimate that 60% of the 4 billion mobile phone users worldwide consider continuous connectivity to be very important.

DESCRIPTION OF PROPERTY

The Company does not own any real property. The Company leases an office in Miami, Florida from an unrelated party. The office lease is $2,000.00 per month for a 12 month term, beginning January 1, 2011.  These offices house 4 staff.  The Company has not yet secured lease agreements in Seattle or Panama.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this Report, the Company has 87,569,800 shares of common stock outstanding. The following table sets forth certain information regarding the beneficial ownership of our outstanding shares as of the date of this Report by (i) each person who is known by us to own beneficially more than 5% of our outstanding shares of common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group.

Title of Class:	Name and Address of Beneficial Holder:	Amount and Nature of Beneficial Ownership:	Percent of Class:
Common, $0.001 par value	Daniel Bland, 5535 Peregrine Way, Blaine, Washington, 98230	41,158,834	47.0%
Common, $0.001 par value	Mark Furnari, 208 Waterbury Lane Indian Harbour Beach, Florida 32937	575,000.66%

Total Held by Officers and Directors:		41,733,834	47.66%
Total Held by Officers, Directors and Certain Beneficial Owners:		41,733,834	47.66%

1) Daniel Bland is the Company’s President, Secretary and Director, holds 1,158,834 shares indirectly through Dollardex Group Corp.
2) Mark Furnari is the Company’s Vice President, Business Development

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Neither the Company, its property, nor any of its directors or officers is a party to any pending legal proceeding, nor have they been subject to a bankruptcy petition filed against them. None of its officers or directors has been convicted in, nor is subject to, any criminal proceeding.

The names and ages of the directors and executive officers of the Company and their positions with the Company are as follows:

Name	Age	Position
Daniel Bland	52	President, Secretary, Director
Mark Furnari	49	Vice President, Business Development

Daniel Bland, President, Secretary& Director

Mr. Bland has been the President and CEO of technology Companies for more than twenty years.  He is a seasoned executive with substantive experience and contacts in the wireless industry.  As the President and CEO of NextDigital Corp, Upgrade International Corp and Empyrean Diagnostics, Mr. Bland has established a broad base of international associations in the high tech industry that will be critical to the success of 5Barz International Inc.   Mr. Bland also has substantive experience in Corporate Finance and  has been successful in raising more than $100 million dollars to progress the activities of Companies that he has developed over the past several years.

Mr. Mark Furnari – Director of Business Development

Mr. Furnari is a seasoned executive with some 26 years of direct and diversified experience in the wireless industry at senior executive levels.  Mr. Furnari has developed emerging wireless Companies to valuations in excess of over $100 million dollars on several occasions.  His initial decade in the wireless business includes substantive positions with AT&T Consumer Products; Lucent Technologies and Philips Consumer Communications.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. There are no family relationships among the directors and officers of the Company.

We intend to establish an Audit Committee and a Compensation Committee of the Board of Directors, each of which will be comprised of independent directors.

Employment Agreements and Compensation

We currently do not have formal employment or consulting agreements with our executive officers or directors, except for Mark Furnari (our Vice President, Business Development) pursuant to which Mr. Furnari receives $14,000 per month for his services.  All officers serve on an at-will basis.

Equity Incentive Plan

As of the date of this Report, the Company has not entered into any Equity Incentive Plans, but intends to do so in the future.

Audit Committee Financial Expert

The Company does not have an audit committee financial expert.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons also are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, no officers, directors and persons who beneficially own more than 10% of the Company’s common stock have failed to file the reports required pursuant to Section 16(a).

Code of Ethics

The Company has not adopted a Code of Ethics, but plans to do so in the future.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary		Bonus		Stock Awards		Option Awards		Nonequity incentive plan compensation		Nonqualified deferred compensation earnings		All other compensation		Total:
Daniel Bland, CEO	1	$	tbd	$	tbd	$	tbd	$	tbd	$	tbd (performance based)	$	n/a	$	n/a	$	tbd

GRANTS OF PLAN BASED AWARDS.

No grants of plan based awards were granted during the 2010 fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The Company has not granted any equity awards.

OPTION EXERCISES AND STOCK VESTED TABLE

The Company has not granted options or other equity awards.

PENSION BENEFITS TABLE

The Company did not offer a pension plan during fiscal year 2010.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The Company did not offer any non-qualified deferred compensation plans during fiscal year 2010.

DIRECTOR COMPENSATION DISCLOSURE

The Company did not enter into any director compensation arrangements during the fiscal year 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Daniel Bland, President, Secretary and Director, of the Registrant is also the President and Director of Dollardex Group Corp., which entered into an Assignment Agreement with the Registrant during 2010.  Pursuant to that assignment agreement, the Company acquired certain agreements as provided in Appendices 10.2 to 10.5 attached hereto.  The consideration paid for the assignment is comprised of a note payable in the amount of $370,000 USD payable to Dollardex Group Corp., along with interest charged at a rate of 5% per annum and payable at any time at the sole discretion of 5BARz.  In addition , 5Barz will issue 15,600,000 shares of the common stock of 5BARz International Inc.  to Dollardex Group Corp., representing 16.9% of the issued and outstanding common stock of the Registrant.

Director Independence

Our securities trade on the Over-the-Counter Bulletin Board System and our Board of Directors is not subject to any independence requirements.

DESCRIPTION OF SECURITIES

As of January 11, 2011, the Company had 71,969,800 shares of common issued and outstanding, not including the 15,000,000 shares to be issued to Dollardex pursuant to the assignment agreement. The Company has approximately 19 shareholders.
The Company has two hundred and fifty million (250,000,000) shares of common stock, at $0.001 par value, authorized.

PART II

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of January 11, 2011, the Company had 71,969,800 shares of common issued and outstanding, not including the 15,000,000 shares to be issued to Dollardex pursuant to the assignment agreement and had approximately 19 stockholders of record.

The Company’s common stock is traded on the National Association of Securities Dealers OTC Bulletin Board. The Company’s common stock was eligible for trading as of November 2010.

On January 7, 2011 the closing price was $1.50 per share.

We have never declared or paid cash dividends to our stockholders. We currently intend to retain all available funds and any future earnings for use in the operation of our business and we do not anticipate declaring or paying cash dividends for the foreseeable future.

There are no securities authorized for issuance under any equity compensation plans.

LEGAL PROCEEDINGS

The Company is not involved in any pending or threatened legal proceedings.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

The Company has not changed its accountants.

The Company has had no disagreements with its accountants on accounting and financial disclosure.

Dividends-Common Shares

The Company has never paid cash dividends on its Common Stock and does not intend to do so in the foreseeable future.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Articles of Incorporation provide that the Company shall indemnify to the fullest extent permitted by the Nevada Corporate Code any person who is made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The right to and amount of indemnification shall be determined in accordance with the provisions of the Nevada Corporate Code in effect at the time of the determination.

Our bylaws generally require that we advance to our directors and officers expenses incurred by them in defending a proceeding in advance of its final disposition, provided that the director or officer agrees to reimburse us for such advances if it is ultimately found that the director or officer is not entitled to indemnification. In addition, our bylaws permit us to purchase insurance on behalf of our directors and officers against any liability asserted against them in such capacity. We intend to obtain such insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 3.02                Unregistered Sales of Equity Securities

As of, January 5, 2011 and in accordance with the terms of the Share Exchange Agreement, fifteen million, six hundred thousand million (15,600,000) shares of stock shall be issued to Dollardex Group Corp. in exchange for the assignment of the agreements provided in Exhibits 10.1 to 10.4 attached hereto.  All 5BARz common stock to be issued to Dollardex Group Corp. shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S of the  Securities Act and rules and regulations promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2011

5BARz International Inc.

	By:	/s/ Daniel Bland
Daniel Bland President and Secretary

EXHIBIT INDEX

Exhibit No.          Description

10.1                      Assignment Agreement

10.2                      Amended and Restated Master Global Marketing and Distribution Agreement

10.3                      Asset Purchase Agreement

10.4                      Line of Credit Agreement

10.5                      Security Agreement